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                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of January 30, 2004 and effective as of the Amendment Date (as defined below) (this "Amendment"), is by and among ASSET ACCEPTANCE, LLC, a Delaware limited liability company, FINANCIAL CREDIT, LLC, a Delaware limited liability company, CFC FINANCIAL, LLC, a Delaware limited liability company, and CONSUMER CREDIT, LLC, a Delaware limited liability company, and MED-FI ACCEPTANCE, LLC, a Delaware limited liability company (collectively, the "Borrowers" and, individually, a "Borrower"), BANK ONE, NA, a national banking association with its main office in Chicago, Illinois ("Bank One"), STANDARD FEDERAL BANK, NA, a national banking association, NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, a national banking association, FIFTH THIRD BANK, EASTERN MICHIGAN, a Michigan banking corporation, and COMERICA BANK, a Michigan banking corporation (together with Bank One, collectively, the "Banks" and, individually, a "Bank"), and BANK ONE, NA, as LC Issuer and administrative agent on behalf of the Banks (in such capacity, the "Agent").

                                  INTRODUCTION

                  A. The Borrowers, the Banks and the Agent have entered into the Credit Agreement, dated as of September 30, 2002, as amended by the First Amendment to Credit Agreement, dated as of June 25, 2003, and the Second Amendment to Credit Agreement, dated as of August 11, 2003 (the "Credit Agreement"), pursuant to which the Banks provide to the Borrowers a revolving credit facility in the aggregate principal amount of $100,000,000.

                  B. In connection with the Offering (as defined below), the shareholders of AAC Investors, Inc. and RBR Holding Corp. (formerly AAC Holding Corp.) have contributed to Asset Acceptance Capital Corp., a Delaware corporation ("AACC"), all of the shares of capital stock in AAC Investors, Inc. and RBR Holding Corp., in exchange for shares of common stock of AACC, which is the class of common stock to be offered pursuant to the Offering. AAC Investors, Inc. and RBR Holding Corp. hold 60% and 40%, respectively, of the equity membership interests in Asset Acceptance Holdings LLC, a Delaware limited liability company ("Holdings"), which is the holder of all the membership interests in the Borrowers and is a Guarantor under the Credit Agreement. As a result of such transaction (the "Reorganization") and the Offering, Holdings and the Borrowers will become indirect wholly-owned subsidiaries of AACC, a corporation subject to the reporting requirements of the Securities and Exchange Act of 1934. The "Offering" means the initial public offering of AACC substantially in accordance with the Form S-1 Registration Statement of AACC initially filed with the Securities and Exchange Commission on October 24, 2003, as amended by amendment filed with the Securities and Exchange Commission on December 24, 2003 (the "Form S-1"), copies of which registration statement and amendment in the forms so filed have been provided to the Agent.

                  C. In contemplation of consummating the Offering, the Borrowers have requested that the Credit Agreement be modified in certain respects, and the Banks and the Agent are willing to so modify the Credit Agreement on the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:

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                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT

                  Effective upon the date the conditions precedent set forth in
Article 2 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended as follows:

                  1.1 The following definition of the term "AACC" is added to
Section 1.1 in alphabetical order:

                           "AACC" means Asset Acceptance Capital Corp., a Delaware corporation.

                  1.2 The following definition of the term "Applicable Fee Rate" is added to Section 1.1 in alphabetical order:

                           "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing under
         Section 2.3(a) at such time as set forth in the Pricing Schedule.

                  1.3 The definition of the term "Applicable Margin" in Section
1.1 is amended and restated in full as follows:

                           "Applicable Margin" means, with respect to Borrowings and Loans of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Borrowings and Loans of such Type as set forth in the Pricing Schedule.

                  1.4 The following definition of the term "Borrowing Base Condition" is added to Section 1.1 in alphabetical order:

                           "Borrowing Base Condition" shall mean the Leverage Ratio as of the end of any fiscal quarter or fiscal year of AACC exceeds 1.00 to 1.00.

                  1.5 The following definition of the term "Change in Control" is added to Section 1.1 in alphabetical order:

                           "Change in Control" means all of the following shall have occurred: (i) the Acceptable Owners have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of less than a majority of the outstanding shares of voting stock of AACC, (ii) any Person other than the Acceptable Owners, or two or more Persons other than the Acceptable Owners acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934) of 25% or more of the outstanding shares of voting stock of AACC, and (iii) a majority of the Board of Directors of AACC being persons who are neither persons who were directors of AACC as of the Third Amendment Date (the "Existing Directors") nor director nominees expressly approved as such by the Existing Directors. As used herein, "Acceptable Owners" means Quad-C, the shareholders of RBR Holding Corp. as of the Third Amendment Date, and the respective Affiliates of Quad-C and such shareholders.

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                  1.6 The definition of the term "Commitment" in Section 1.1 is amended and restated in full as follows:

                           "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans to the Borrowers pursuant to Section 2.1 and participate in Facility LCs issued upon the application of Asset Acceptance in an aggregate amount outstanding at any time not exceeding the respective commitment amount for each such Bank set forth next to the name of each such Bank on the signature pages to the Third Amendment, as such amounts may be reduced from time to time pursuant to Section 2.2.

                  1.7 The definition of the term "Companies" in Section 1.1 is deleted.

                  1.8 The following definition of the term "Domestic Subsidiary" is added to Section 1.1 in alphabetical order:

                           "Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary.

                  1.9 The following definition of the term "Foreign Subsidiary" is added to Section 1.1 in alphabetical order:

                           "Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person incorporated or formed in any jurisdiction other than the United States of America or any State thereof.

                  1.10 The definition of the term "Guarantors" in Section 1.1 is amended and restated in full as follows:

                           "Guarantors" shall mean AACC and each of the direct and indirect Domestic Subsidiaries of AACC from time to time, other than the Borrowers.

                  1.11 The following definition of the term "Leverage Ratio" is added to Section 1.1 in alphabetical order:

                           "Leverage Ratio" means, as of the end of any fiscal quarter or fiscal year of AACC, the ratio of the Consolidated Total Liabilities of AACC and its Subsidiaries as of such fiscal quarter end or fiscal year end, as the case may be, to the Consolidated Adjusted EBITDA of AACC and its Subsidiaries for the period of four consecutive fiscal quarters of AACC ending with such fiscal quarter end or fiscal year end, as the case may be.

                  1.12 The following definition of the term "Offering" is added to Section 1.1 in alphabetical order:

                           "Offering" means the initial public offering of AACC substantially in accordance with the Form S-1.


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                  1.13 The definition of the term "Overdue Rate" in Section 1.1 is amended and restated in full as follows:

                           "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Eurodollar Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

                  1.14 The following definition of the term "Pledge Agreement" is added to Section 1.1 in alphabetical order:

                           "Pledge Agreement" shall mean any pledge agreement entered into by any Borrower or Guarantor in favor of the Agent for the benefit of the Banks and the Agent pursuant to this Agreement in substantially the form of annexed hereto as Exhibit H, as amended or modified from time to time.

                  1.15 The following definition of the term "Pricing Schedule" is added to Section 1.1 in alphabetical order:

                           "Pricing Schedule" means the Schedule attached hereto identified as such.

                  1.16 The definitions of the terms "Rate Management Obligations" and "Rate Management Transaction" in Section 1.1 are amended and restated in full, respectively, as follows:

                           "Rate Management Obligations" shall mean any and all obligations of any of the Borrowers or the Guarantors, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

                           "Rate Management Transaction" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into among any of the Borrowers or the Guarantors and any of the Banks, Bank One Corporation, or any of the Banks' respective subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.


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                  1.17 The definition of the term "Security Documents" in
Section 1.1 is amended and restated in full as follows:

                           "Security Documents" shall mean, collectively, the Guaranties, the Pledge Agreements, the Security Agreements, any and all subordination agreements with respect to Subordinated Debt, and all other agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Loans.

                  1.18 The following definitions of the terms "Significant Guarantor" and "Tax Distribution", respectively, are added to Section 1.1 in alphabetical order:

                           "Significant Guarantor" shall mean, at any date of determination, (a) AACC, (b) any other Guarantor that owns, directly or indirectly, any of the capital stock, membership interests or other equity interests of any of the Borrowers, and (c) any Domestic Subsidiary of any of the Borrowers that, together with the Subsidiaries of such Subsidiary, (i) for the period of the then most recently completed four consecutive fiscal quarters of AACC, accounted for more than 5% of the consolidated EBITDA of AACC and its Domestic Subsidiaries, or (ii) as of such date of determination, is the owner of more than 5% of the consolidated assets of AACC and its Domestic Subsidiaries.

                           "Tax Distribution" shall mean the distribution to Holdings by the Borrowers in an aggregate amount of not to exceed $4,500,000, the entire proceeds of which distribution Holdings immediately will use to make a tax distribution to RBR Holding Corp.

                  1.19 The definition of the term "Termination Date" in Section
1.1 is amended and restated in full as follows:

                           "Termination Date" shall mean the earlier to occur of
         (a) May 31, 2007, and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

                  1.20 The following definitions of the terms "Third Amendment" and "Third Amendment Date", respectively, are added to Section 1.1 in alphabetical order:

                           "Third Amendment" shall mean the Third Amendment to this Agreement, dated as of January 30, 2004.

                           "Third Amendment Date" shall mean the Amendment Date (as defined in the Third Amendment).

                  1.21 The second sentence of Section 2.1 is amended and restated in full as follows:

         Notwithstanding anything in this Agreement to the contrary, (a) the Outstanding Credit Exposure of any Bank at any time shall not exceed the amount of its respective Commitment at such time, and (b) at no time after the Borrowing Base Condition occurs shall the aggregate Outstanding Credit Exposure of all the Banks exceed the amount of


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         the Borrowing Base as of the close of business on the last day of the month immediately preceding the day of determination of such aggregate Outstanding Credit Exposure.

                  1.22 Section 2.3 is amended and restated in full as follows:

                  2.3 Fees.

                           (a) The Borrowers agree to pay to each Bank a commitment fee on the daily average unused amount of its respective Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Fee Rate. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

                           (b) The Borrowers further agree to pay to the Banks an upfront fee in the amount of $100,000 for the Third Amendment to this Agreement. Such upfront fee shall be payable on or prior to the Third Amendment Date, shall be shared among the Banks on a pro rata basis in accordance with their respective Commitments, shall be deemed earned upon receipt, and shall be nonrefundable.

                           (c) The Borrowers further agree to pay to the Agent agency fees for its services as Agent under this Agreement, the Notes and the Security Documents and an arrangement fee for this Agreement and any amendments to this Agreement in such amounts and on such schedule as may from time to time be agreed upon by the Borrowers and the Agent.

                  1.23 The following sentence is added to the end of subparagraph (c) of Section 2.6:

         Notwithstanding anything to the contrary, the requirements of this
         Section 2.6(c) shall not be in effect prior to the occurrence of the Borrowing Base Condition but shall be in effect at all times after the Borrowing Base Condition occurs.

                  1.24 Section 2.7 is amended and restated in full as follows:

                  2.7 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Borrowers under this Agreement to the Banks and the Agent, the Borrowers shall execute and deliver on or prior to the Third Amendment Date, or cause to be so executed and delivered, to the Banks and the Agent, Security Documents granting the following:

                           (a) Security interests in all present and future accounts, inventory, general intangibles, chattel paper, instruments, equipment, fixtures, and all other personal property of the Borrowers and their respective Subsidiaries, including, without limitation, rights under each of the documents to which any Borrower is party effecting or implementing the Recapitalization.

                           (b) Guarantees of all Guarantors.


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                           (c) Pledges of (i) all capital stock, membership
         interests and other equity interests in all direct and indirect Domestic Subsidiaries of AACC, including without limitation the Borrowers, and (ii) the capital stock, membership interests and other equity interests in any direct or indirect Foreign Subsidiaries of AACC owned by AACC or any Domestic Subsidiary of AACC, up to an amount in the case of each such Foreign Subsidiary not exceeding 65% of the total capital stock, membership interests and other equity interests in such Foreign Subsidiary.

                           (d) All other security and collateral described in the Security Documents.

                  1.25 Section 2.12.4 is amended and restated in full as follows:

                           2.12.4. LC Fees. Asset Acceptance shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Fee Rate in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on the last day of each calendar quarter, (the "LC Fee"). Asset Acceptance shall also pay to the LC Issuer for its own account (a) at the time of issuance of each Facility LC, a fronting fee in the amount equal to .0125% of the face amount of each such Facility LC, and (b) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time. Notwithstanding anything to the contrary, the LC Fee rate shall be increased by two percent (2%) per annum for any periods that the Overdue Rate is in effect with respect to Loans.

                  1.26 Subparagraph (c) of Section 3.1 is amended and restated in full as follows:

                           (c) If (i) on any date prior to the occurrence of the Borrowing Base Condition, the Aggregate Outstanding Credit Exposure of all Banks shall exceed the Aggregate Commitment (including, without limitation, as a result of a reduction under Section 2.2), or (ii) on any date after the Borrowing Base Condition occurs, the Aggregate Outstanding Credit Exposure of all Banks shall exceed the lesser of (A) the Aggregate Commitment (including, without limitation, as a result of a reduction under Section 2.2), or (B) the amount of the Borrowing Base as of the date of the most recent Borrowing Base Certificate received by the Agent and the Banks, then in either of such cases the Borrowers shall forthwith pay to the Bank, subject to the payment of any funding indemnification amounts required by Section 3.7, an amount for application to the outstanding principal amount of the Loans, such that the aggregate amount of such payments is not less than the amount of such excess.

                  1.27 The words "Alternate Base Rate" are deleted from the third sentence of Section 3.2, and the words "Prime Rate" are substituted in place of such words.

                  1.28 Article IV is amended and restated in full as follows:


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                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  The Borrowers represent and warrant to the Banks and the Agent that:

                  4.1 Corporate or Limited Liability Company Existence and Power. Each of the Borrowers and the Guarantors and their respective Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each of the Borrowers and the Guarantors and their respective Subsidiaries has all requisite corporate or limited liability company, as the case may be, power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by this Agreement and the other Loan Documents.

                  4.2 Authority. The execution, delivery and performance by each of the Borrowers and the Guarantors of this Agreement, the Security Documents and the Notes to which each of them respectively is party have been duly authorized by all necessary company action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's or Guarantor's, as the case may be, articles or certificate of incorporation, bylaws, articles or certificate of organization or formation, or operating agreement, as applicable, or of any contract or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its respective property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens.

                  4.3 Binding Effect. This Agreement, the Notes and each Security Document to which a Borrower or a Guarantor is a party from time to time delivered hereunder are legal, valid and binding obligations of each such Borrower and Guarantor, respectively, enforceable against each such Borrower and Guarantor, as the case may be, in accordance with their respective terms.

                  4.4 Subsidiaries. As of the Third Amendment Date, Schedule 4.4 hereto correctly sets forth the name, jurisdiction of formation and ownership of each Subsidiary, direct or indirect, of AACC. Each such Subsidiary and each person becoming a Subsidiary of AACC after the Third Amendment Date is and will be a limited liability company, partnership or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of AACC has and will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class or other ownership interests of each Subsidiary of AACC have been and will be validly issued and (to the extent such concepts are relevant with respect to such ownership interests) are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the


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

         Banks from time to time, are and will be owned, beneficially and of record, by AACC or another Subsidiary of AACC free and clear of any Liens.

                  4.5 Litigation. There is no action, suit or proceeding pending or, to the best of any Borrower's or Guarantor's knowledge, threatened against or affecting any Borrower or Guarantor or Subsidiary of any Borrower or Guarantor before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of any Borrower or Guarantor or Subsidiary of any Borrower or Guarantor or in any material adverse effect on the legality, validity or enforceability of the Loan Documents and, to the best of any Borrower's or Guarantor's knowledge, there is no basis for any such action, suit or proceeding.

                  4.6 Financial Condition. The consolidated balance sheet of Holdings and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for the fiscal year ended December 31, 2002 and reported on by Ernst & Young LLP, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of Holdings and its Subsidiaries, as of or for the nine-month period ended on September 30, 2003, copies of which have been furnished to the Banks, fairly present, and the consolidated financial statements of Holdings and its Subsidiaries and AACC and its Subsidiaries delivered pursuant to
         Section 5.1(d) will fairly present, the consolidated financial position of Holdings and its Subsidiaries and AACC and its Subsidiaries, as the case may be, as at the respective dates thereof, and the consolidated results of operations of Holdings and its Subsidiaries and AACC and its Subsidiaries, as the case may be, for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). The pro forma projected post-Offering opening balance sheet of AACC and its Subsidiaries provided to the Banks fairly presents the projected consolidated balance sheet of AACC and its Subsidiaries upon the consummation of the Offering on a fair valuation basis and based on reasonable assumptions and expectations. There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrowers or any of the Guarantors since December 31, 2002. As of the Third Amendment Date, there is no material Contingent Liability of any of the Borrowers or the Guarantors that is not reflected in such financial statements or in the notes thereto.

                  4.7 Use of Loans and Facility LCs. The Borrowers will use the proceeds of the Loans and the Facility LCs to finance the purchase of portfolios of charged-off Receivables and for general corporate purposes. None of the Borrowers or the Guarantors extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan nor any Facility LC will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan and each Facility LC such margin stock will not constitute more than 25% of the value of the assets (either of any Borrower or Guarantor alone or of such Borrower or Guarantor, as the case may be, and its Subsidiaries on a


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         consolidated basis) that are subject to any provisions of this
         Agreement that may cause the Loan or Facility LC to be deemed secured, directly or indirectly, by margin stock.

                  4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers pursuant to Section 2.5(e) or the Third Amendment, if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of any Borrower or Guarantor, is required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents.

                  4.9 Taxes. As of the Third Amendment Date, the Borrowers, the Guarantors and each of their respective Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. None of the Borrowers, the Guarantors or any of their respective Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by any of the Borrowers or Guarantors or any such Subsidiary.

                  4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Borrowers, the Guarantors and their respective Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets, reflected in said balance sheet or subsequently acquired by the Borrowers. All of such properties and assets are free and clear of any Lien except for Permitted Liens.

                  4.11 ERISA. As of the Third Amendment Date, the Borrowers, the Guarantors, their respective Subsidiaries, their ERISA Affiliates and their Plans will be in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any Plan. None of the Borrowers, the Guarantors, any of their respective Subsidiaries or any of the ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, the Guarantors, their respective Subsidiaries and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of the Loan Documents, including without limitation the Third Amendment and the Security Documents required thereunder, do not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan.

                  4.12 Disclosure. No report or other information furnished in writing by or on behalf of the any Borrower or Guarantor to any Bank or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

         Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Bank or the Agent by or on behalf of the Borrowers or the Guarantors in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to any Borrower or Guarantor which materially and adversely affects, or which in the future may (so far as any Borrower or Guarantor can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of any Borrower or Guarantor or any of their respective Subsidiaries, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of any Borrower or Guarantor in connection with the transactions contemplated thereby.

                  4.13 Environmental Matters. Each of the Borrowers and the Guarantors and their respective Subsidiaries is in compliance with all Environmental Laws in jurisdictions in which any of them owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, action, administrative proceeding, investigation or inquiry, whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against any Borrower, any Guarantor or any of its Subsidiaries, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of the Companies, the Borrowers or any such Subsidiary.

                  4.14 Common Enterprise. The Borrowers are engaged in business as an integrated group. The successful and economical operation of the integrated group requires financing on such basis that credit supplied by the Banks is available to the Borrowers and may be transferred among them after being disbursed by the Banks. The Loans made by the Banks to the Borrowers on a joint and several basis will benefit, directly or indirectly, all of the Borrowers and their Subsidiaries by strengthening and providing significant economies to the integrated group, inasmuch as the successful operation and condition of each Borrower is dependent upon the continued successful performance of the integrated group as a whole.

                  4.15 Reportable Transaction. The Borrowers do not intend to treat the Loans, Facility LCs and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
         Section 1.6011-4). In the event the Borrowers determine to take any action inconsistent with such intention, they will promptly notify the Agent thereof.

                  4.16 AACC IPO. As of the Third Amendment Date, the Offering has been consummated and in connection therewith all of the shareholders of AAC Investors, Inc. and RBR Holding Corp. (formerly AAC Holding Corp.) have contributed to Asset Acceptance Capital Corp., a Delaware corporation ("AACC"), all of the shares of capital stock in AAC Investors, Inc. and RBR Holding Corp., in exchange for shares of common stock of AACC, which is the class of common stock offered pursuant to the Offering.

         AAC Investors, Inc. and RBR Holding Corp. hold 60% and 40%, respectively, of the equity membership interests in Holdings, which is the holder of all the membership interests in the Borrowers. As a result of such transaction and the Offering, Holdings and the Borrowers have become indirect wholly-owned subsidiaries of AACC, a corporation subject to the reporting requirements of the Securities and Exchange Act of 1934. As of the Third Amendment Date, AACC has received gross proceeds of the Offering in an amount of not less than $80,000,000.

                  1.29 Article V is amended and restated in full as follows:

                                   ARTICLE V.

                                    COVENANTS

                  5.1 Affirmative Covenants. Each of the Borrowers covenants and agrees that, until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of the Guarantors and each of the Subsidiaries of each of the Borrowers and the Guarantors, respectively, to:

                           (a) Preservation of Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign company in good standing in each jurisdiction in which such qualification is necessary under applicable law and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                           (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code, Environmental Laws and all Requirements of Law), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of such Borrower, such Guarantor or such Subsidiary, as the case may be, as determined in accordance with generally accepted accounting principles.

                           (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of its business or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, in addition to that insurance required under the Security Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 5.1(c).

                           (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

                                    (i) Promptly and in any event within three
         calendar days after becoming aware of the occurrence of (A) any Event of Default or Default, (B) the commencement of any material litigation against, by or affecting any Borrower, any Guarantor or any Subsidiary of any Borrower or any Guarantor, and any material adverse developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of any Borrower, any Guarantor or any such Subsidiary which has resulted in or which is likely, in the reasonable judgment of the Borrowers, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of any Borrower, any Guarantor or any such Subsidiary, a statement of the chief financial officer of AACC setting forth details of each such Event of Default or Default and such litigation, material contract or undertaking or development and the action which such Borrower, such Guarantor or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto, if any;

                                    (ii) As soon as available and in any event
         within 45 days after the end of each of the first three fiscal quarters of each fiscal year of AACC, the consolidated balance sheet of AACC and its consolidated Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of AACC as having been prepared in accordance with generally accepted accounting principles;

                                    (iii) As soon as available and in any event
         within 90 days after the end of each fiscal year of AACC, a copy of the consolidated balance sheet of AACC and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of AACC and its consolidated Subsidiaries for such fiscal year, with a customary audit report of an independent certified public accountants selected by AACC and acceptable to the

         Required Banks, without qualifications unacceptable to the Required Banks, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or Default, and, if such an Event of Default or Default is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by AACC (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a) and (c) hereof is in conformity with the terms of this Agreement;

                                    (iv) Not later than the 45th day after the
         end of each fiscal quarter of AACC, including, without limitation, the fourth fiscal quarter of each fiscal year of AACC, a certificate of the chief financial officer of AACC stating (a) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrowers have taken and propose to take with respect thereto, and (b) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (c) and (o) hereof in conformity with the terms of this Agreement, and in addition, not later than the 45th day after the end of each fiscal quarter of AACC, including, without limitation, the fourth fiscal quarter of each fiscal year of AACC, a report, in form and substance satisfactory to the Banks, with respect to the aggregate impairment reserve of the Borrowers and the changes therein since the last quarterly report delivered pursuant to this Section;

                                    (v) Not later than the 15th day after the
         end of each month, the following, prepared as of the close of business on the last day of each such month, in form and detail satisfactory to the Agent, and all certified as true and correct by the chief financial officer of the Borrowers:

                                            (A) a Borrowing Base Certificate,
         together with supporting schedules, setting forth such information as the Agent may request with respect to the aging, value and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation;

                                            (B) a bulk purchase report showing
         all acquired Receivables Portfolios of the Borrowers and the collection performance of each such Receivables Portfolio; and

                                            (C) an active balance report of the
         Borrowers setting forth a summary and aging of all Receivables, broken out by Receivables Portfolios, and identifying all Receivables on which any Borrower has collected any payment during the immediately preceding period of 90 days;

         provided that the requirements of clause (A) and (C) above shall not be in effect prior to the occurrence of the Borrowing Base Condition but shall be in effect at all times after the Borrowing Base Condition occurs;

                                    (vi) Promptly and in any event within 10
         Business Days after receiving or becoming aware thereof, (A) a copy of any notice of intent to terminate any Plan filed with the PBGC, (B) a statement of the chief financial officer of AACC setting forth the details of the occurrence of any Reportable Event with respect to any Plan, (C) a copy of any notice that any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to a Plan;

                                    (vii) Promptly upon request by the Agent, a
         copy of any management letter or comparable analysis prepared by the auditors for AACC or any of its Subsidiaries;

                                    (viii) Promptly after the sending or filing
         thereof, notice of all reports, proxy statements and financial statements which AACC or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof, and, in the event any such report, proxy statement or financial statement is not readily available to the Agent or any Bank via the internet, copies of such report, proxy statement or financial statement, as the case may be; and

                                    (ix) Promptly, such other information
         respecting the business, properties, operations or condition, financial or otherwise, of any of the Borrowers, the Guarantors or any of their respective Subsidiaries as the Agent or any Bank may from time to time reasonably request.

                           (e) Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of any of the Borrowers, any of the Guarantors and any of their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers, the Guarantors and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision each Borrower and Guarantor does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent, and (ii) permit independent agents or representatives acceptable to the Required Banks to conduct an annual comprehensive field audit of each Borrower's and Guarantor's books, records, properties and assets, including, without limitation, all collateral subject to the Security Documents, at the expense of the Borrowers and the Guarantors.

                           (f) Further Assurances. Execute and deliver, within 30 days after request therefor by the Agent or the Required Banks, all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent or the Required Banks may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Agent and the Banks under, this Agreement and the Security Documents. In addition, the Borrowers agree to deliver to the Agent (with copies for each of the Banks) from time to time upon the acquisition or creation of any Subsidiary by any Borrower or any Guarantor not listed in Schedule

         4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon. Nothing herein shall be deemed to limit the restrictions of Section 5.2(f).

                           (g) Additional Security and Collateral. Promptly, and in any event within 30 days after request therefor by the Agent or the Required Banks, (i) execute and deliver, and cause each Subsidiary of any of the Borrowers or Guarantors to execute and deliver, additional Security Documents sufficient to grant to the Agent for the benefit of the Agent and the Banks liens and security interests in any after-acquired property of the types described in Section 2.7, and (ii) cause each Person becoming a domestic Subsidiary of AACC after the Third Amendment Date to execute and deliver to the Banks and the Agent a Guaranty and other Security Documents, together with other related items described in Section 2.5, sufficient to grant to the Agent of the benefit of the Banks and the Agent security interests in the collateral contemplated by Section 2.7. The Borrowers shall notify the Agent, within 10 days after the occurrence thereof, of the acquisition of any property by any Borrower that is not subject to the existing Security Documents, any person's becoming a Subsidiary of AACC, and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Agent and the Banks with respect to such property pursuant to the Security Documents. Nothing herein shall be deemed to limit the restrictions of Section 5.2(f).

                  5.2 Negative Covenants. Until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, each Borrower agrees that, unless the Required Banks shall otherwise consent in writing, it shall not, and shall not permit any of the Guarantors or any of the Subsidiaries of any of the Borrowers or the Guarantors, respectively, to:

                           (a) Leverage Ratio. Permit or suffer the Leverage Ratio to exceed 1.50 to 1.00; such ratio to be determined as of the last day of each fiscal quarter of AACC for the period of four consecutive fiscal quarters of AACC then ending (it being understood that for any period prior to the consummation of the Offering, Adjusted EBITDA shall be as determined for Holdings and its Subsidiaries on a consolidated basis); provided that the one-time expense of compensation charges for the vesting in connection with the Offering of share appreciation rights granted by Holdings shall be disregarded in the calculation of Adjusted EBITDA.

                           (b) [intentionally omitted]

                           (c) Ratio of Total Liabilities to Tangible Capital Funds. Permit or suffer the ratio of the Consolidated Total Liabilities of AACC and its consolidated Subsidiaries to the Tangible Capital Funds of AACC and its consolidated Subsidiaries to be greater than 1.25 to 1.00; such ratio to be determined as of the last day of each fiscal quarter of AACC.

                           (d) [intentionally omitted]

                           (e) Indebtedness; Contingent Liabilities. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness or other Contingent Liabilities other than:

                                    (i) the Loans and the Reimbursement
         Obligations;

                                    (ii) the Indebtedness described in Schedule
         5.2(e) hereto, having the same terms as those existing on the date of the Third Amendment, but no extension or renewal thereof shall be permitted;

                                    (iii) Indebtedness, including without
         limitation obligations under Capital Leases other than Capital Leases permitted under Section 5.2(e)(iv) below, in aggregate outstanding principal amount not exceeding $3,000,000 which is secured by one or more Liens permitted by Section 5.2(f)(vi) hereof;

                                    (iv) obligations under Capital Leases for

         real estate; and

                                    (v) Rate Management Transactions.

                           (f) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of any Borrower, any Guarantor or any Subsidiary of any Borrower or Guarantor, other than:

                                    (i) Liens for taxes not delinquent or for
         taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                                    (ii) Liens (other than any Lien imposed by
         ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a material adverse effect on the business or operations of any Borrower, any Guarantor or any of their respective Subsidiaries and which constitute
         (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which such Borrower, such Guarantor or any of their respective Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of such Borrower, such Guarantor or any such Subsidiary, or surety, customs or appeal bonds to which such Borrower, such Guarantor or any such Subsidiary is a party;

                                    (iii) Liens affecting real property which
         constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of any Borrower, any Guarantor or any of their respective Subsidiaries;

                                    (iv) Liens created pursuant to the Security
         Documents and Liens expressly permitted by the Security Documents;

                                    (v) each Lien described in Schedule 5.2(f)
         hereto may be suffered to exist upon the same terms as those existing on the date of the Third Amendment;

                                    (vi) any Lien created to secure payment of a
         portion of the purchase price of or existing at the time of acquisition of, or representing the lessor's interest under any Capital Lease of, any tangible fixed asset acquired by any Borrower, any Guarantor or any of their respective Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness (including obligations under a Capital Lease) secured by such Lien does not at any time exceed 100% of the purchase price paid by (or total obligations under such Capital Lease of) such Borrower, such Guarantor or such Subsidiary, as the case may be, for such fixed asset, and the aggregate principal amount of all Indebtedness (including obligations under Capital Leases other than Capital Leases permitted under Section 5.2(e)(iv)) secured by such Liens does not at any time exceed $3,000,000, provided that such Lien does not encumber any other asset at any time owned by any Borrower, any Guarantor or any such Subsidiary, and provided, further, that not more than one such Lien shall encumber any such fixed asset at any one time;

                                    (vii) licenses, leases or subleases granted
         to third parties in the ordinary course of business not interfering in any material respect with the business of any Borrower, any Guarantor or any of their respective Subsidiaries;

                                    (viii) Liens arising from precautionary UCC
         financing statements regarding operating leases permitted under Section 5.2(g); and

                                    (ix) Liens arising from judgments, decrees
         or attachments in circumstances not constituting an Event of Default under Section 6.1(f), provided that cash or other property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) may only be pledged by a Borrower, a Guarantor or any of their respective Subsidiaries as security therefor to the extent the sum of the aggregate amount of such cash plus the aggregate fair market value of such other property does not exceed $1,000,000.

                           (g) Merger; Acquisitions; Etc. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect; nor enter into any joint venture or similar arrangement with any other person; nor otherwise create or acquire any Subsidiary, provided, however, that this Section 5.2(g) shall not prohibit any merger, consolidation or amalgamation or acquisition by any Borrower or any Subsidiary of any Borrower if (i) such Borrower or such Subsidiary shall be the surviving or continuing corporation thereof, (ii) immediately before and after such merger, consolidation or amalgamation or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, and (iii) prior to the consummation of such merger or acquisition, the Borrowers shall have provided to the Banks and the Agent an opinion of counsel and a certificate of the chief financial officer of AACC (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this Section 5.2(g) and that any other conditions under this Agreement relating to such transaction have been satisfied; and provided, further, however, that the requirements of clause (iii) above shall apply only with respect to any merger, consolidation, amalgamation or acquisition, or series of related mergers, consolidations, amalgamations or acquisitions, where the aggregate consideration given by the Borrowers and the Guarantors in connection therewith exceeds $3,000,000.

                  In addition, this Section 5.2(g) shall not prohibit AACC or any of its Subsidiaries from consummating any of the following transactions:

                                    (1) the assets of any Subsidiary of any
         Borrower may be transferred to such Borrower or any wholly-owned Domestic Subsidiary of such Borrower, and any Subsidiary of any Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, such Borrower or any wholly-owned Domestic Subsidiary of such Borrower, so long as such Borrower or such wholly-owned Subsidiary, as the case may be, is the surviving company of any such merger, dissolution or liquidation, and if the surviving company is a Subsidiary, the Borrowers and such Subsidiary shall have complied with the requirements of Section 5.1(g) immediately upon the consummation of such transaction, notwithstanding anything in Section 5.1(g) to the contrary;

                                    (2) the Borrowers and their wholly-owned
         Domestic Subsidiaries may sell or otherwise transfer accounts receivable and/or inventory between or among themselves in the ordinary course of business for resale by such Borrowers or such wholly-owned Domestic Subsidiaries, as the case may be;

                                    (3) the Borrowers and any of their
         Subsidiaries may lease, as lessor, equipment, machinery or its real property, and license, in the ordinary course of business, patents, trademarks, copyrights and know-how, to one or more Borrowers or their wholly-owned Subsidiaries, so long as such lease or license is for fair market value (determined in good faith by the managers, members or senior management of such lessor);

                                    (4) any Borrower may merge into any other
         Borrower, any Subsidiary of any Borrower may merger into any Borrower or any other wholly-owned Domestic Subsidiary of any Borrower, and subject to compliance with Sections 2.7, 5.1(f) and 5.1(g), the Borrowers or any of their wholly-owned Subsidiaries may create wholly-owned Domestic Subsidiaries;

                                    (5) the Recapitalization; and

                                    (6) AAC Investors, Inc. and RBR Holding
         Corp. may be merged with and into, or be voluntarily dissolved or liquidated into, AACC or any of its Domestic Subsidiaries.

                           (h) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory or Receivables sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment.

                           (i) Inconsistent Agreements. Enter into any agreement containing any effective provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by any Borrower, any Guarantor or any of their respective Subsidiaries of any of their obligations in connection therewith in any material respect.

                           (j) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of the Third Amendment.

                           (k) Payments and Modification of Subordinated Debt. Except as expressly permitted under the terms of the related subordination agreements in favor of the Banks and the Agent, make any optional payment, prepayment or redemption of any Subordinated Debt, if any exists from time to time, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, if any exists from time to time, nor amend any agreement under which any Subordinated Debt, if any exists from time to time, is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Debt, if any exists from time to time.

                           (l) Dividends and Other Restricted Payments. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or membership interests or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of its capital stock or membership interests, other than such dividends, payments or other distributions to the extent payable solely in capital stock or membership interests of such Borrower, Guarantor or Subsidiary, as the case may be, or amend or modify the Consulting Services Agreement to increase the amount payable thereunder, provided, however, that (i) any Borrower may make, pay, declare or authorize distributions to Holdings in any quarter ending after the Effective Date in an aggregate amount not greater than the amount necessary (when combined with amounts paid by each other Borrower and each other Subsidiary of Holdings, if any) for Holdings to make the distributions to its members required or permitted pursuant to
         Section 5.3(a) of the Limited Liability Company Agreement dated February__, 2004 among Holdings, AAC Investors, Inc. and RBR Holding Corp., as in effect on the date of the Third Amendment, (ii) if no Default or Event of Default shall exist or shall have occurred and be continuing and no Default or Event of Default under any other provision of this Agreement would result therefrom, the Borrowers and the Guarantors may make, pay, declare or authorize distributions in any quarter ending after the Effective Date in an aggregate amount not greater than the amount necessary to permit AACC to make payments to employees or former employees of AACC or any of its Subsidiaries in respect of share repurchases or payments in respect of share appreciation rights following the termination of their employment, provided that the aggregate amount distributed by all of the Borrowers and Guarantors for such payments in any fiscal year of AACC does not exceed $3,000,000, (iii) if no Default or Event of Default shall exist or shall have occurred and be continuing and no Default or Event of Default under any other provision of this Agreement would result therefrom, each Borrower may make, pay, declare or authorize distributions to Holdings from time to time in order to facilitate the shifting of available funds from one or more Borrowers to one or more of the other Borrowers, where in each case Holdings immediately uses the entire amount of such distribution to make a capital contribution to one or more of such other Borrowers, (iv) if no Default or Event of Default shall exist or shall have occurred and be continuing and no Default or Event of Default under any other provision of this Agreement would result therefrom, other dividends, payments and other distributions that in the aggregate do not exceed $1,000,000 for all of the Borrowers and Guarantors during any fiscal year of AACC, and
         (v) the Borrowers and the Guarantors may make the Tax Distribution without any consent or waiver from the Agent or the Banks. For purposes of this Section 5.2(l), "membership interests" and "capital stock" shall include membership interests and capital stock, respectively, and any securities exchangeable for or convertible into membership interests or capital stock, respectively, and any warrants, rights or other options to purchase or otherwise acquire membership interests or capital stock, respectively, or such securities, together with appreciation rights or other contractual obligations linked to the value of such membership interests or capital stock, respectively.

                           (m) Investments, Loans and Advances. Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) commission, travel and similar advances made to officers and employees in the ordinary course of business, (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 180 days after the acquisition thereof by any Borrower, Guarantor or Subsidiary, as the case may be, or shares in mutual funds that invest solely in such securities, and
         (iii) those investments, loans, advances and other transactions described in Schedule 5.2(m) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted. Nothing in this Section 5.2(m) shall prohibit (i) the purchase by any Borrower of Receivables Portfolios in the ordinary course of business, (ii) any Indebtedness permitted under Section 5.2(e), (iii) any transaction permitted under Section 5.2(g), or (iv) the Recapitalization.

                           (n) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except (i) in the ordinary course of business and on terms not less favorable to such Borrower, such Guarantor or such Subsidiary, as the case may be, than those which could be obtained if such contract or undertaking were an arm's length transaction with a person other than an Affiliate, and (ii) the Consulting Services Agreement.

                           (o) [intentionally omitted]

                           (p) Government Regulation. Be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Bank from making any advance or extension of credit to any Borrower or Guarantor or from otherwise conducting business with any Borrower or Guarantor, or fail to provide documentary and other evidence of any Borrower's or Guarantor's identity as may be requested by any Bank at any time to enable such Bank to verify any Borrower's or Guarantor's identity or to comply with any applicable law or regulation, including, without limitation,
         Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

                  1.30 Section 6.1 is amended and restated in full as follows:

                  6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

                           (a) Nonpayment. Any Borrower shall fail to pay when due any principal of or interest on the Notes, any Reimbursement Obligation or any fees or any other amount payable hereunder within five days after the same becomes due; or

                           (b) Misrepresentation. Any representation or warranty made by the Borrowers in Article IV hereof or by any Borrower, any Guarantor or any Subsidiary of any Borrower or Guarantor in any of the Loan Documents or in any other certificate, report, financial statement or other document furnished by or on behalf of the Borrowers, any of the Guarantors or any of their respective Subsidiaries in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                           (c) Certain Covenants. Any Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 5.2 hereof, or any Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in
         Section 5.1 hereof which is not remedied within five calendar days after notice thereof shall have been given to the Borrowers by the Agent or any Bank; or

                           (d) Other Defaults. Any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Security Document (other than a failure which constitutes an Event of Default under another part of this Section 6.1), and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Borrowers by the

         Agent (or such longer or shorter period of time as may be specified in such Security Document), or, if such failure is not capable of being remedied within such 30-day period, such longer period as is reasonably required for the remedy of such failure so long as the Borrowers promptly have commenced the pursuit of such remedy and diligently and in good faith continue such pursuit;

                           (e) Other Indebtedness. Any Borrower or any Guarantor shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness at any time owing to any Bank (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, or any Borrower or any Guarantor fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness owing to any Bank, or under which any such Indebtedness was issued or created, beyond a period of grace, if any, provided with respect thereto, or the occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any Rate Management Transaction; or any Borrower or any Guarantor shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness at any time owing to any other Person, beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $3,000,000; or any Borrower or any fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness owing to any other Person having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto; or

                           (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $3,000,000 or more that are not covered by insurance shall be rendered against the Borrowers or the Guarantors or any of them, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Borrowers or the Guarantors or any of them which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of any Borrower or any Guarantor or which does or could have a material adverse effect on the legality, validity or enforceability of any of the Loan Documents, and either (i) such judgment or order shall have remained unsatisfied and such Borrowers or Guarantors, as the case may be, shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                           (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of any Borrower, any Guarantor, or any ERISA Affiliate to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower, any Guarantor, or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan, if such termination could have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of any Borrower or any Guarantor, or any Borrower, any Guarantor, or any ERISA Affiliate shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of any Borrower, any Guarantor, any ERISA Affiliate, any Plan of any Borrower, any Guarantor, or their ERISA Affiliates or any fiduciary of any such Plan; or failure by any Borrower, any Guarantor, or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of
         Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of any Borrower, any Guarantor, or any ERISA Affiliate to the PBGC or any Plan; or the withdrawal of any Borrower, any Guarantor, or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
         Section 4001(9a)(2) of ERISA; or any Borrower, any Guarantor, or any ERISA Affiliate becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

                           (h) Insolvency, Etc. Any Borrower or any Significant Guarantor shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower or any Significant Guarantor any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against such Borrower or such Significant Guarantor, as the case may be, and is being contested by such Borrower or such Significant Guarantor, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower or any Significant Guarantor shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                           (i) Security Documents. Any material provision of any Security Document shall at any time for any reason cease to be valid, binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any Security Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Agent and the Banks the benefits purported to be created thereby; or

                           (j) Subordinated Debt Defaults. Any default under any subordination agreement in favor of the Agent or the Banks with respect to any Subordinated Debt shall have occurred and be continuing unwaived beyond any applicable grace period; or any material provision of any such subordination agreement or any other subordination terms of any Subordinated Debt shall at any time for any reason cease to be valid and binding and enforceable against any Borrower or any Guarantor or any holder of any Subordinated Debt, or the validity, binding effect or enforceability thereof shall be contested by any Borrower, any Guarantor or any Subsidiary of any Borrower or Guarantor or any holder of any Subordinated Debt; or any Borrower, any Guarantor or any Subsidiary of any Borrower or Guarantor or any such holder shall deny that it has any further obligation under any such subordination terms or any such subordination agreement, or any such subordination terms or subordination agreement shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way ceases to give or provide to the Agent and the Banks the benefits purported to be created thereby; or

                           (k) Control. Any Change in Control; or

                           (l) [intentionally omitted]; or

                           (m) Environmental Liabilities. The Borrowers, the Guarantors and their respective Subsidiaries or any of them shall incur liabilities in excess of $2,000,000 in the aggregate as a result of violation of Environmental Laws, or otherwise for remediation or cleanup of discharge of substances into the environment.

                  1.31 Sections 7.14 and 7.15 are amended and restated in full, respectively, as follows:

                  7.14 Execution of Collateral Documents. The Banks hereby empower and authorize the Agent to execute and deliver to the Borrowers and the Guarantors on behalf of the Banks the Security Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents.

                  7.15 Collateral Releases. The Banks hereby empower and authorize the Agent to execute and deliver to the appropriate Borrowers and Guarantors on behalf of the Banks any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any Security Document or which shall otherwise have been approved by the Required Banks (or, if required by the terms of this Agreement, all of the Banks) in writing.

                  1.32 The Pricing Schedule attached to this Amendment is deemed attached to the Credit Agreement in the same form.

                  1.33 Schedule 4.4 attached to this Amendment is deemed substituted for Schedule 4.4 attached to the Credit Agreement.

                  1.34 Schedule 5.2(e) attached to this Amendment is deemed substituted for Schedule 5.2(e) attached to the Credit Agreement.

                  1.35 Schedule 5.2(f) attached to this Amendment is deemed substituted for Schedule 5.2(f) attached to the Credit Agreement.

                  1.36 Exhibit B attached to this Amendment (the form of Guaranty Agreement) is deemed substituted for Exhibit B attached to the Credit Agreement.

                  1.37 Exhibit H attached to this Amendment (the form of Pledge Agreement) is deemed added to the Credit Agreement as Exhibit H thereto.

                         ARTICLE 2. CONDITIONS PRECEDENT

         As conditions precedent to the effectiveness of this Amendment, the Banks and the Agent shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to each Bank and the Agent:

                  2.1 This Amendment. This Amendment duly executed on behalf of each of the Borrowers, the Banks and the Agent, and the acknowledgment at the end of this Amendment duly executed on behalf of each of the Guarantors.

                  2.2 The Offering; Paydown of Loans. (a) A certificate of the chief financial officer of AACC addressed to the Agent and the Banks to the effect that as of the Third Amendment Date, (i) the Offering has been consummated and in connection therewith all of the shares of capital stock in AAC Investors, Inc. and RBR Holding Corp. (formerly AAC Holding Corp.) have been contributed to AACC, in exchange for shares of common stock of AACC, (ii) as a result of such transaction and the Offering, Holdings and the Borrowers have become indirect wholly-owned subsidiaries of AACC, a corporation subject to the reporting requirements of the Securities and Exchange Act of 1934, (iii) AACC has received gross proceeds of the Offering in an amount not less than $80,000,000, and (iv) no Default or Event of Default has occurred and is continuing, and (b) the Borrowers shall have used a portion of such proceeds to repay a portion of the Loans in an aggregate principal amount of not less than $15,000,000.

                  2.3 Charter Documents. Certificates of recent date of the appropriate authority or official of each Borrower's and each Guarantor's respective state of formation listing all charter documents of such Borrower or Guarantor, as the case may be, on file in that office and certifying as to the good standing and existence of such Borrower or Guarantor, as the case may be, together with copies of such charter documents, certified as of a recent date by such authority or official and certified as true and correct as of the Third Amendment Date by a duly authorized officer of such Borrower or Guarantor, as the case may be, as well as any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Agent or any Bank to verify the identity of each Borrower and Guarantor as required by Section 326 of the USA PATRIOT Act.

                  2.4 Authorizations. Copies of the operating agreement or bylaws of each Borrower and Guarantor, respectively, together with all authorizing resolutions and evidence of other corporate or limited liability company action taken by each such Borrower and Guarantor to authorize the execution, delivery and performance by each such Borrower and Guarantor of this Amendment, the Security Documents to which it is a party and the consummation by each such Borrower and Guarantor of the transactions contemplated hereby, certified as true and correct as of the Third Amendment Date by a duly authorized member, manager or officer of each such Borrower and Guarantor, respectively.

                  2.5 Incumbency Certificates. Certificates of incumbency of each Borrower and Guarantor containing, and attesting to the genuineness of, the signatures of those members, managers, or officers authorized to act on behalf of each such Borrower and Guarantor, respectively, in connection with this Amendment, the Security Documents to which each is a party and the consummation by each such Borrower and Guarantor of the transactions contemplated hereby, certified as true and correct as of the Third Amendment Date by a duly authorized member, manager or officer of each such Borrower and Guarantor, respectively.

                  2.6 Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of any of the Borrowers or Guarantors in connection with the execution, delivery and performance of this Amendment, the Security Documents, or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Security Documents, certified as true and correct and in full force and effect as of the Third Amendment Date by a duly authorized officer of the Borrowers, or, if none is required, a certificate of a duly authorized officer of the Borrowers to that effect.

                  2.7 Security Documents. The Security Documents duly executed on behalf of the Borrowers and the Guarantors party thereto granting to the Agent the collateral and security intended to be provided pursuant to Section
2.7 of the Credit Agreement, as amended by this Amendment, together with:

                           (i) Recording, Filing, Etc. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Agent and the Banks may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Agent and the Banks may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Agent and the Banks hereunder, together with Uniform Commercial Code and other record searches in such offices as the Agent may reasonably request;

                           (ii) Stock and Membership Interests Certificates and Stock Powers. The certificates evidencing all capital stock and membership interests pledged pursuant to the Pledge Agreements, together with assignments separate from certificate in form and substance satisfactory to the Agent, with respect to each of the pledged certificates, duly executed in blank on behalf of each of the pledgors under the Pledge Agreements; and

                           (iii) Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 5.1(c) of the Credit Agreement and the Security Documents is in full force and effect.

                  2.8 Opinion of Counsel. A written opinion of counsel for the Borrowers and the Guarantors, addressed to the Agent and the Banks in form and substance acceptable to the Agent.

                  2.9 Fees. The Borrowers shall have paid to the Agent (a) for the account of each Bank, a fee in the amount equal to one-tenth of one percent (1/10 of 1%) of the amount of such Bank's Commitment, and (b) for the account of the Agent and Banc One Capital Markets, Inc., such other fees, in such amounts and at such times, to which the Borrowers and the Agent otherwise shall have agreed.

                  2.10 Change in Loan Syndication Market. The Agent shall have determined that (i) there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans under the Credit Agreement as amended by this Amendment and (ii) the Borrowers and the Guarantors have fully cooperated with the Agent's syndication efforts including, without limitation, by providing the Agent with information regarding the Borrowers' and the Guarantors' operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Loans under the Credit Agreement as amended by this Amendment.

                  2.11 Miscellaneous. All other documents, payments and legal matters in connection with the transactions contemplated by this Amendment shall have been executed, delivered and complete, as applicable, and shall be in form and substance satisfactory to Agent and its counsel.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks and the Agent to enter into this Amendment, each Borrower represents and warrants that:

                  3.1 The execution, delivery and performance by each Borrower of this Amendment are within its limited liability company powers, have been duly authorized by all necessary action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or operating agreement, or of any contract or undertaking to which such Borrower is a party or by which such Borrower or its property is or may be bound or affected.

                  3.2 This Amendment is a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms.

                  3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or member of any Borrower, is required on the part of any Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

                  3.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article 4 of the Credit Agreement and the representations and warranties contained in the Security Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

                            ARTICLE 4. MISCELLANEOUS

                  4.1 If any Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrowers in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

                  4.2 All references to the Credit Agreement in any Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

                  4.3 The Security Documents, any and all certificates or financing statements executed pursuant to the Credit Agreement or in connection therewith and, subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect for the benefit of the Agent and the Banks.

                  4.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

                  4.6 The Borrowers jointly and severally agree to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

                  4.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  4.8 USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrowers and the Guarantors pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrowers and the Guarantors: When a Borrower or Guarantor opens an account, the Agent and the Banks will ask for the Borrower's or Guarantor's name, tax identification number, business address, and other information that will allow the Agent and the Banks to identify the Borrower or Guarantor, as the case may be. The Agent and the Banks may also ask to see the Borrower's or Guarantor's, as the case may be, legal organizational documents or other identifying documents.

                [The rest of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first-above written.

                                    ASSET ACCEPTANCE, LLC

                                    By: ____________________________
                                             Nathaniel F. Bradley IV
                                        Its: President

                                    FINANCIAL CREDIT, LLC

                                    By: ____________________________
                                             Nathaniel F. Bradley IV
                                        Its: President

                                    CFC FINANCIAL, LLC

                                    By: ____________________________
                                             Nathaniel F. Bradley IV
                                        Its: President

                                    CONSUMER CREDIT, LLC

                                    By: ____________________________
                                             Nathaniel F. Bradley IV
                                        Its: President

                                    MED-FI ACCEPTANCE, LLC

                                    By: ____________________________
                                             Nathaniel F. Bradley IV
                                        Its: President

Commitment Amount: $40,000,000      BANK ONE, NA, individually and
                                    as Agent and LC Issuer

                                    By: ____________________________________

                                    Print Name: ____________________________

                                         Its: ______________________________

Commitment Amount: $15,000,000      COMERICA BANK

                                    By: ____________________________________

                                    Print Name: ____________________________

                                         Its: ______________________________

Commitment Amount: $15,000,000      FIFTH THIRD BANK,
                                    EASTERN MICHIGAN

                                    By: ____________________________________

                                    Print Name: ____________________________

                                         Its: ______________________________

Commitment Amount: $15,000,000      NATIONAL CITY BANK OF MICHIGAN/
                                    ILLINOIS

                                    By: ____________________________________

                                    Print Name: ____________________________

                                         Its: ______________________________

Commitment Amount: $15,000,000      STANDARD FEDERAL BANK, NA

                                    By: ____________________________________

                                    Print Name: ____________________________

                                         Its: ______________________________

                          ACKNOWLEDGMENT OF GUARANTORS

                  As of the date first set forth above, each of the undersigned Guarantors hereby acknowledges that it has reviewed, including without limitation Section 4.8, and fully consents to the foregoing Third Amendment to Credit Agreement (the "Third Amendment"), that each of the Security Documents (as defined in the Credit Agreement amended by the Third Amendment; hereinafter the "Credit Agreement"), made by each of the undersigned in favor of the Agent and the Banks continues in full force and effect to secure and guarantee, as the case may be, among other things, all the indebtedness, obligations and liabilities of the Borrowers to the Banks and the Agent under the Credit Agreement, as amended by the Third Amendment, and the Notes, and acknowledges and agrees that it has no defenses, counterclaims or offsets with respect thereto. Each of the undersigned Guarantors hereby further acknowledges and agrees for the benefit of the Banks and the Agent to be bound by and comply with all covenants applicable to it under Article V of the Credit Agreement, as amended by the Third Amendment. All references to the Credit Agreement in any Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended by the Third Amendment. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement or the Third Amendment, as the case may be.

                                    ASSET ACCEPTANCE HOLDINGS, LLC

                                    By: ____________________________

                                        Its: _______________________

                                    AAC INVESTORS, INC.

                                    By: ____________________________

                                        Its: _______________________

                                    RBR HOLDING CORP.

                                    By: ____________________________

                                        Its: _______________________

                                    ASSET ACCEPTANCE CAPITAL CORP.

                                    By: ____________________________

                                        Its: _______________________